Exhibit 10.2

FIRST AMENDMENT TO UNCONDITIONAL

GUARANTY OF PAYMENT AND PERFORMANCE

THIS FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Amendment”), dated as of June 29, 2012, is made by and between CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation (“REIT”), and THE ENTITIES LISTED ON THE SIGNATURE PAGES HEREOF AS SUBSIDIARY GUARANTORS (hereinafter referred to individually as a “Subsidiary Guarantor” and collectively, as “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors are sometimes hereinafter referred to individually as a “Guarantor” and collectively as “Guarantors”) and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent for the lenders (the “Lenders”) that are a party to the Credit Agreement (as defined below).

RECITALS:

WHEREAS, Carter/Validus Operating Partnership, L.P., a Delaware limited partnership, and KeyBank, individually and as Agent, and the Lenders from time to time a party thereto entered into that certain Credit Agreement dated as of March 30, 2012, as amended by that certain First Amendment to Credit Agreement dated as of May 8, 2012, and that certain Second Amendment to Credit Agreement dated as of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, increased, modified or restated, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Guarantors executed and delivered that certain Unconditional Guaranty of Payment and Performance, dated as of March 30, 2012, in favor of the Agent and the Lenders (the “Guaranty”);

WHEREAS, in connection with an increase of the Total Commitment from $30,000,000 to $40,000,000 under the Credit Agreement, the parties hereto desire to amend the Guaranty to reflect said increase.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. Amendment to the Guaranty. The Guarantors and Agent do hereby modify and amend the Guaranty by deleting in its entirety subparagraph (a) appearing on page 1 of the Guaranty, and inserting in lieu thereof the following subparagraph (a):

“(a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of up to Forty Million and No/100 Dollars ($40,000,000.00), and of the

Swing Loan Note, made by the Borrower to the order of KeyBank National Association in the principal face amount of Ten Million and No/100 Dollars $10,000,000.00, together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”

3. References to Guaranty. All references in the Loan Documents to the Guaranty shall be deemed a reference to the Guaranty, as modified and amended herein.

4. Acknowledgment of Borrower and Guarantors. Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Guarantors, as applicable, enforceable against Guarantors in accordance with their respective terms, as modified hereby, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantors’ obligations under the Loan Documents.

5. Representations. Guarantors represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation. Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

6. No Default. By execution hereof, the Guarantors certify that the Guarantors are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

7. Waiver of Claims. Guarantors acknowledge, represent and agree that Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Lenders, or any past or present officers, agents or employees of Agent or any of the Lenders, and each of Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8. Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement, the Notes and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Guaranty as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).

9. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

10. Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

11. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the execution and delivery of this Amendment by Guarantors and Agent.

(Signatures Appear on the Following Page)

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

REIT:

CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation

By:	/s/ John E. Carter
Name:	John E. Carter
Title:	CEO

(CORPORATE SEAL)

SUBSIDIARY GUARANTORS:

HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

By:	/s/ John E. Carter
Name:	John E. Carter
Title:	CEO

DC-19675 W. TEN MILE, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

By:	/s/ John E. Carter
Name:	John E. Carter
Title:	CEO

(Signatures Continue on the Following Page)

AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Jeff Gilbreath
Name:	Jeff Gilbreath
Title:	Sr. Vice President

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